Exhibit 99.1

DeVry Inc. Announces Fourth-Quarter and Full-Year 2012 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 9, 2012--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported financial results for its fiscal 2012 fourth-quarter and full year ended June 30, 2012. The fourth quarter results contain two discrete items: a non-cash goodwill and intangible asset impairment charge of $18.4 million after-tax, or $0.28 per share, for Advanced Academics and a $4.3 million after-tax, or $0.07 per share, restructuring charge for workforce reductions.

Three Months Ended June 30, 2012

  Revenues decreased 7.5 percent to $505.9 million.
  Reported net income declined to $8.1 million from $75.2 million last year, net income excluding discrete items was $30.9 million, down 59 percent.
  Reported diluted earnings per share were $0.12 compared to $1.08 per share last year, and earnings per share excluding discrete items was $0.47 per share, down 56 percent.

Twelve Months Ended June 30, 2012

  Fiscal 2012 revenues decreased 4.2 percent to $2,090 million.
  Reported net income declined to $141.6 million, from $330.4 million last year, and net income excluding discrete items was $217.9 million, down 34 percent.
  Reported diluted earnings per share decreased to $2.09 from $4.68 per share last year, and earnings per share excluding discrete items was $3.22 per share, down 31 percent.

“While we are disappointed with the results for this quarter and year, we are optimistic about mid- and long- term growth prospects in higher education and for DeVry,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We are executing a plan to improve DeVry’s near-term performance. The most important elements of the plan are to align our cost structure with our enrollment levels and to regain enrollment growth in our high-quality academic programs.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

Enrollment results for DeVry University at both the undergrad and graduate levels continue to be negatively impacted by the prolonged economic downturn and low consumer confidence, trends being experienced across higher education.

For the May session at DeVry University new undergraduate enrollments decreased 14.3 percent to 5,730 compared to 6,690 the previous year. Total undergraduate students decreased 14.7 percent to 60,044 versus 70,393 for the session a year ago. For the July session new undergraduate enrollments decreased 16.6 percent to 7,532 compared to 9,026 the previous year. Total undergraduate students decreased 15.8 percent to 50,503 versus 59,966 for the July term a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the May session decreased 4.5 percent to 22,732 versus 23,802 for the same session a year ago. For the July session, total graduate coursetakers decreased 9.0 percent to 19,635 versus 21,576 for the same session a year ago.

The total number of online undergraduate and graduate coursetakers in the May session decreased 11.6 percent to 73,803 versus 83,515 in the same session a year ago. For July, total online coursetakers decreased 19.1 percent to 56,340 versus 69,617.

Medical and Healthcare Segment

DeVry Medical International

In the May term, new students increased 13.6 percent to 643, compared to 566 students last year. Total students increased 1.0 percent to 5,944 compared to 5,885 students in the same term last year. The increase in the May term reflects the continued strong demand for medical and veterinary medical education.

Chamberlain College of Nursing

Chamberlain's new student enrollment in the May session decreased 0.8 percent to 1,083 students, compared to 1,092 in May 2011. Total student enrollment increased 15.7 percent to 11,214 students compared with 9,690 during the same period last year.

For the July session new student enrollment increased 14.7 percent to 1,974 students, compared to 1,721 in July 2011. Total student enrollment increased 15.8 percent to 10,852 students compared with 9,374 in the previous year.

Demand for skilled nurses remains a key driver for overall enrollment growth as Chamberlain looks to expand with two new campuses in Tinley Park, Ill., and Cleveland on track to open in early 2013 pending all approvals.

Carrington Colleges Group

For the three month period ending June 30 new student enrollment for Carrington decreased 19.7 percent to 1,632 versus 2,033. Total enrollment decreased 25.7 percent to 6,486 compared to 8,728 in the prior year.

Carrington continues to make progress on its turnaround plan, which has led to improved inquiry quality and conversion rates for the most recent period.

International, K-12 and Professional Education Segment

DeVry Brasil

DeVry Brasil continues to show strong demand and has benefitted from the acquisition of FBV, as well as targeted investments in campus and program improvements that are resulting in increased academic quality and greater student satisfaction.

Balance Sheet/Cash Flow

For fiscal 2012, DeVry generated $277.4 million of operating cash flow. As of June 30, 2012, cash, marketable securities and investment balances totaled $176.7 million with no outstanding debt.

Share Repurchase Plan

During the fourth quarter of fiscal 2012, at total of 1,133,204 shares were repurchased under the organization’s seventh repurchase program for approximately $33.9 million, at an average cost of $29.94 per share.

New Enrollment Reporting Structure

DeVry has recently changed the format of enrollment reporting to provide better alignment with quarterly financial results. In prior years, DeVry University along with its Keller Graduate School of Management, and Chamberlain College of Nursing were reported three times per fiscal year. A schedule of enrollment reporting dates is located in today’s release as Chart 1. Historical enrollment figures dating back to fiscal 2009 have been provided in the new format as Chart 2.

Conference Call and Webcast Information

DeVry will host a conference call on August 9, 2012, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2012 fourth-quarter and year-end results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone dial 866-770-7125 (domestic) or 617-213-8066 (international). Use passcode 78019365 or say “DeVry Call”. DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the organization’s website, or http://www.media-server.com/m/p/32q7ii96. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until August 29, 2012 at 11:59 p.m. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 39989649. To access the webcast replay, please visit the company's website, or http://www.media-server.com/m/p/32q7ii96.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2011 and filed with the Securities and Exchange Commission on August 26, 2011, and quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2011, December 31, 2011 and March 31, 2012 and filed with the Securities and Exchange Commission on November 4, 2011, February 6, 2012 and May 3, 2012, respectively.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2012	FY 2011	Change
Revenues	$505,887	$546,750	-7.5%
Net Income	$8,085	$75,196	-89.2%
Earnings per Share (diluted)	$0.12	$1.08	-88.9%
Number of common shares (diluted)	66,141	69,894	-5.6%

	Fiscal Year
	FY 2012	FY 2011	Change
Revenues	$2,089,781	$2,182,371	-4.2%
Net Income	$141,565	$330,403	-57.2%
Earnings per Share (diluted)	$2.09	$4.68	-55.3%
Number of common shares (diluted)	67,705	70,620	-4.1%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the fourth quarter of fiscal year 2012, DeVry recorded an impairment charge related to its Advanced Academics reporting unit. During the second quarter of fiscal year 2012, DeVry recorded an impairment charge related to its Carrington Colleges reporting unit. Also, DeVry recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of the impairment charges and gain on sale of assets on DeVry’s results. Management believes that the disclosure of non-GAAP net income and earnings per share provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over period comparisons of such operations given the discrete nature of the impairment charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting processes. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	For The Three Months		For The 12 Months
	Ended June 30:		Ended June 30:
	2012	2011	2012	2011
Net Income	$8,085	$75,196	$141,565	$330,403

Earnings per Share (diluted)	$0.12	$1.08	$2.09	$4.68

Impairment Charges (net of tax)	$18,433	--	$74,184	--

Effect on Earnings per Share (diluted)	$.28	--	$1.10	--

Restructuring Expenses (net of tax)	$4,334		$4,334

Effect on Earnings per Share (diluted)	$0.07		$0.06

Gain on Sale of Assets (net of tax)	$--	--	$(2,216)	--

Effect on Earnings per Share (diluted)	$--	--	$0.03	--

Net Income Excluding the Impairment and
Restructuring Charges and Gain on Sale of
Assets	$30,852	$75,196	$217,867	$330,403

Earnings per Share Excluding the
Impairment and Restructuring Charges
and Gain on Sale of Assets (diluted)	$0.47	$1.08	$3.22	$4.68

Summer 2012 Enrollment Results

	2012	2011	% Change
DeVry Inc. Student Enrollments(1)

Total students	109,896	113,780	-3.4%

DeVry University
Undergraduate – May Session
New students	5,730	6,690	-14.3
Total students	60,044	70,393	-14.7
Undergraduate – July Session
New students	7,532	9,026	-16.6
Total students	50,503	59,966	-15.8
Graduate – May Session
Coursetakers(2)	22,732	23,802	-4.5
Graduate – July Session
Coursetakers(2)	19,635	21,576	-9.0
Online
May Session
Total coursetakers(2)(3)	73,803	83,515	-11.6
July Session
Total coursetakers(2)(3)	56,340	69,617	-19.1

Chamberlain College of Nursing
May Session
New students	1,083	1,092	-0.8
Total students	11,214	9,690	15.7
July Session
New students	1,974	1,721	14.7
Total students	10,852	9,374	15.8

The Carrington Colleges Group
3 months ending June 30
New students	1,632	2,033	-19.7
Total students	6,486	8,728	-25.7

DeVry Medical International(4)
May Term
New students	643	566	13.6
Total students	5,944	5,885	1.0

1)	Includes student enrollment at DeVry Brasil reported in April 2012.
2)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
3)	Includes both undergraduate and graduate students
4)	DeVry Medical International includes Ross University Schools of Medicine and Veterinary Medicine and the American University of the Caribbean School of Medicine (AUC). AUC’s new student enrollment for the May 2012 and 2011 terms were 128 students and 97 students, respectively. AUC’s total student enrollment for the May 2012 and 2011 terms were 1,088 students and 1,060 students, respectively.

Chart 1: Remaining DeVry Inc. Calendar 2012 Announcements & Events

Oct. 25, 2012	Fiscal 2013 First Quarter Results and September Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

November 7, 2012	Annual Shareholder’s Meeting

February 6, 2013	Fiscal 2013 Second Quarter Results and November/January Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

April 23, 2013	Fiscal 2013 Third Quarter Results and March Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Brasil

August 15, 2013	Fiscal 2013 Fourth Quarter and May/July Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

October 24, 2013	Fiscal 2014 First Quarter Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

November 6, 2013	Annual Shareholder’s Meeting

Chart 2: Historical Enrollment Figures from Fiscal 2009 to Present

	FY 2012
	Jul-11	Sep-11	Nov-11	Jan-12	Mar-12	May-12
DeVry University Undergraduate
New students	9,026	7,200	6,488	5,593	6,533	5,730
% Change Vs. PY	-33.8	-28.4	-19.8	-22.5	-17.3	-14.3
Total students	59,966	65,933	60,103	62,435	56,958	60,044
% Change Vs. PY	-6.5	-9.9	-13.3	-14.9	-15.5	-14.7

DeVry University Graduate
Coursetakers	21,576	23,937	23,264	24,029	23,366	22,732
% Change Vs. PY	1.9	2.3	0.3	-3.0	-4.3	-4.5
	FY 2011
	Jul-10	Sep-10	Nov-10	Jan-11	Mar-11	May-11
DeVry University Undergraduate
New students	13,627	10,060	8,092	7,217	7,898	6,690
% Change Vs. PY	9.9	-0.2	-9.7	-17.4	-13.0	-10.6
Total students	64,155	73,153	69,307	73,339	67,374	70,393
% Change Vs. PY	23.4	18.3	15.9	11.0	6.6	3.7

DeVry University Graduate
Coursetakers	21,165	23,389	23,199	24,784	24,406	23,802
% Change Vs. PY	17.6	14.1	11.9	9.3	9.2	7.7
	FY 2010
	Jul-09	Sep-09	Nov-09	Jan-10	Mar-10	May-10
DeVry University Undergraduate
New students	12,405	10,079	8,957	8,736	9,078	7,481
% Change Vs. PY	12.6	15.7	23.0	24.9	22.8	11.7
Total students	52,007	61,813	59,788	66,084	63,175	67,883
% Change Vs. PY	22.7	22.2	22.7	23.9	26.6	24.3

DeVry University Graduate
Coursetakers	17,991	20,496	20,734	22,679	22,343	22,103
% Change Vs. PY	12.3	15.2	16.5	16.5	15.4	17.4
	FY 2009
	Jul-08	Sep-08	Nov-08	Jan-09	Mar-09	May-09
DeVry University Undergraduate
New students	11,016	8,708	7,283	6,993	7,395	6,700
% Change Vs. PY	-	-	-	-	-	-
Total students	42,375	50,597	48,742	53,316	49,887	54,592
% Change Vs. PY	-	-	-	-	-	-

DeVry University Graduate
Coursetakers	16,017	17,799	17,803	19,475	19,357	18,822
% Change Vs. PY	14.2	12.2	13.7	12.1	13.8	13.8

	FY 2012
	Jul-11	Sep-11	Nov-11	Jan-12	Mar-12	May-12
DeVry University Online
Total coursetakers	69,617	78,602	71,255	76,284	68,083	73,803
% Change Vs. PY	-0.7	-2.6	-6.8	-8.6	-13.1	-11.6
	FY 2011
	Jul-10	Sep-10	Nov-11	Jan-11	Mar-11	May-11
DeVry University Online
Total coursetakers	70,088	80,714	76,473	83,501	78,366	83,515
% Change Vs. PY	24.4	21.3	20.9	16.0	15.7	10.9
	FY 2010
	Jul-09	Sep-09	Nov-09	Jan-10	Mar-10	May-10
DeVry University Online
Total coursetakers	56,321	66,529	63,264	72,000	67,744	75,278
% Change Vs. PY	26.6	21.7	22.5	22.5	21.5	25.2
	FY 2009
	Jul-08	Sep-08	Nov-08	Jan-09	Mar-09	May-09
DeVry University Online
Total coursetakers	44,503	54,652	51,628	58,772	55,745	60,107
% Change Vs. PY	-	-	-	-	-	-

	FY 2012
	Jul-11	Sep-11	Nov-11	Jan-12	Mar-12	May-12
Chamberlain College of Nursing
New students	1,721	1,065	1,868	1,129	1,801	1,083
% Change Vs. PY	10.7	-6.0	4.2	-3.6	6.1	-0.8
Total students	9,374	10,029	10,619	10,888	11,321	11,214
% Change Vs. PY	39.2	32.2	26.5	20.4	19.9	15.7

	FY 2011
	Jul-10	Sep-10	Nov-10	Jan-11	Mar-11	May-11
Chamberlain College of Nursing
New students	1,555	1,133	1,793	1,171	1,697	1,092
% Change Vs. PY	43.6	30.1	45.4	29.4	33.6	25.8
Total students	6,732	7,587	8,396	9,044	9,440	9,690
% Change Vs. PY	63.9	59.6	58.4	55.0	49.3	46.9

	FY 2010
	Jul-09	Sep-09	Nov-09	Jan-10	Mar-10	May-10
Chamberlain College of Nursing
New students	1,083	871	1,233	905	1,270	868
% Change Vs. PY	46.7	82.2	33.7	87.8	67.5	73.3
Total students	4,107	4,753	5,302	5,833	6,322	6,595
% Change Vs. PY	66.6	77.6	63.1	68.0	70.5	69.6
	FY 2009
	Jul-08	Sep-08	Nov-08	Jan-09	Mar-09	May-09
Chamberlain College of Nursing
New students	738	478	922	482	758	501
% Change Vs. PY	-	-	-	-	-	-
Total students	2,465	2,676	3,250	3,472	3,709	3,888
% Change Vs. PY	-	-	-	-	-	-

	FY 2012
3 months ended	Sept. 30, 2011	Dec. 31, 2011	March 31, 2012	June 30, 2012
Carrington Colleges Group
New students	2,548	1,565	2,035	1,632
% Change Vs. PY	-33.2	-34.2	-27.5	-19.7
Total students	8,322	7,379	7,309	6,486
% Change Vs. PY	-27.8	-29.3	-28.4	-25.7
	FY 2011
3 months ended	Sept. 30, 2010	Dec. 31, 2010	March 31, 2011	June 30, 2011
Carrington Colleges Group
New students	3,816	2,379	2,808	2,033
% Change Vs. PY	-19.9	-13.2	-28.9	-35.3
Total students	11,524	10,444	10,207	8,728
% Change Vs. PY	-2.3	-7.3	-15.0	-23.0
	FY 2010
3 months ended	Sept. 30, 2009	Dec. 31, 2009	March 31, 2010	June 30, 2010
Carrington Colleges Group
New students	4,763	2,740	3,947	3,144
% Change Vs. PY	26.8	1.9	8.8	6.8
Total students	11,800	11,261	12,009	11,337
% Change Vs. PY	19.7	11.9	9.9	8.2
	FY 2009
3 months ended	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009
Carrington Colleges Group
New students	3,755	2,688	3,629	2,945
% Change Vs. PY	-	-	-	-
Total students	9,856	10,066	10,928	10,476
% Change Vs. PY	-	-	-	-

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2012	2011

ASSETS

Current Assets

Cash and Cash Equivalents	$174,076	$447,145
Marketable Securities and Investments	2,632	2,575
Restricted Cash	2,498	2,308
Accounts Receivable, Net	113,911	114,689
Deferred Income Taxes, Net	27,845	24,457
Prepaid Expenses and Other	80,152	33,476

Total Current Assets	401,114	624,650

Land, Buildings and Equipment

Land	65,172	54,404
Buildings	386,028	314,274
Equipment	433,949	402,179
Construction In Progress	61,752	63,310

	946,901	834,167

Accumulated Depreciation and Amortization	(387,924)	(365,923)

Land, Buildings and Equipment, Net	558,977	468,244

Other Assets

Intangible Assets, Net	285,220	195,462
Goodwill	549,961	523,620
Perkins Program Fund, Net	13,450	13,450
Other Assets	29,894	25,077

Total Other Assets	878,525	757,609

TOTAL ASSETS	$1,838,616	$1,850,503

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2012	2011

LIABILITIES

Current Liabilities

Accounts Payable	$63,094	$63,611
Accrued Salaries, Wages and Benefits	77,741	107,829
Accrued Expenses	76,243	47,097
Advance Tuition Payments	20,580	22,362
Deferred Tuition Revenue	77,551	75,532

Total Current Liabilities	315,209	316,431

Non-Current Liabilities

Deferred Income Taxes, Net	62,276	69,029
Deferred Rent and Other	96,496	68,772

Total Non-current Liabilities	158,772	137,801

TOTAL LIABILITIES	473,981	454,232

NON-CONTROLLING INTEREST	8,242	6,755

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
64,719,000 and 68,635,000 Shares issued
and outstanding at June 30, 2012
and 2011, respectively.	741	738
Additional Paid-in Capital	272,962	248,418
Retained Earnings	1,488,988	1,367,972
Accumulated Other Comprehensive Income	(5,889)	15,729
Treasury Stock, at Cost (9,386,000 and 5,148,000
Shares, Respectively)	(400,409)	(243,341)

TOTAL SHAREHOLDERS' EQUITY	1,356,393	1,389,516

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,838,616	$1,850,503

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2012	2011	2012	2011	2010

REVENUES:
Tuition	$479,475	$517,587	$1,967,907	$2,045,590	$1,795,814
Other Educational	26,412	29,163	121,874	136,781	119,367

Total Revenues	505,887	546,750	2,089,781	2,182,371	1,915,181

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	251,987	234,592	975,642	925,504	826,089
Student Services and Administrative Expense	212,275	202,578	808,400	762,692	678,190
Asset Impairment Charge	19,361	-	94,400	-	-
Restructuring Expenses	7,102	-	7,102	-	-

Total Operating Costs and Expenses	490,725	437,170	1,885,544	1,688,196	1,504,279

Operating Income	15,162	109,580	204,237	494,175	410,902

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	298	300	818	1,539	2,080
Interest Expense	(959)	(441)	(2,612)	(1,282)	(1,585)
Net Gain on Sale of Assets	-	-	3,695	-	-
Net Investment Gain	-	-	-	-	1,225

Net Interest and Other Income (Expense)	(661)	(141)	1,901	257	1,720

Income Before Income Taxes	14,501	109,439	206,138	494,432	412,622

Income Tax Provision	6,016	33,751	63,757	163,602	132,639

NET INCOME	8,485	75,688	142,381	330,830	279,983

Net Income Attributable to Noncontrolling Interest	(400)	(492)	(816)	(427)	(74)

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$8,085	$75,196	$141,565	$330,403	$279,909

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.12	$1.09	$2.11	$4.73	$3.92
Diluted	$0.12	$1.08	$2.09	$4.68	$3.87

Cash Dividend Declared per Common Share	$0.15	$0.12	$0.30	$0.24	$0.20

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Year
	Ended June 30,
	2012	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$142,381	$330,830	$279,983
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	18,530	14,251	10,148
Depreciation	77,149	58,033	51,225
Amortization	11,540	6,538	10,997
Impairment of Goodwill and Intangible Assets	94,400	-	-
Provision for Refunds and Uncollectible Accounts	90,928	90,742	88,202
Deferred Income Taxes	(10,160)	23,966	(11,431)
Loss on Disposals of Land, Buildings and Equipment	1,185	469	666
Realized Gain on Sale of Assets	(3,695)	-	-
Unrealized Net Gain on Investments	-	-	(1,225)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(190)	(206)	3,247
Accounts Receivable	(90,240)	(84,940)	(102,588)
Prepaid Expenses And Other	(37,336)	375	7,536
Accounts Payable	(1,581)	(26,808)	18,776
Accrued Salaries, Wages, Expenses and Benefits	(10,454)	5,737	30,854
Advance Tuition Payments	(1,652)	1,291	(6,805)
Deferred Tuition Revenue	(3,382)	(12,288)	11,963

NET CASH PROVIDED BY OPERATING ACTIVITIES	277,423	407,990	391,548

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(129,055)	(135,726)	(131,009)
Payment for Purchase of Businesses, Net of Cash Acquired	(255,369)	(3,027)	-
Marketable Securities Purchased	(61)	(101)	(79)
Marketable Securities Sales	-	13,495	46,000
Cash Received from Sale of Assets	4,475
Other	-	(627)	(700)

NET CASH USED IN INVESTING ACTIVITIES	(380,010)	(125,986)	(85,788)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	6,133	9,098	13,041
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,716	1,460	997
Repurchase of Common Stock for Treasury	(158,093)	(132,940)	(41,683)
Cash Dividends Paid	(18,369)	(15,529)	(12,839)
Excess Tax Benefit from Stock-Based Payments	664	1,012	3,455
Payment of Debt Financing Fees	(70)	(3,290)	-
Borrowings Under Revolving Credit Facility	-	-	70,000
Repayments Under Revolving Credit Facility	-	-	(150,000)
Borrowings Under Collateralized Line of Credit	-	-	300
Repayments Under Collateralized Line of Credit	-	-	(45,111)

NET CASH USED IN FINANCING ACTIVITIES	(168,019)	(140,189)	(161,840)

Effects of Exchange Rate Differences	(2,463)	(2,372)	(1,420)

NET (DECREASE ) INCREASE IN CASH AND CASH EQUIVALENTS	(273,069)	139,443	142,500

Cash and Cash Equivalents at Beginning of Year	447,145	307,702	165,202

Cash and Cash Equivalents at End of Year	$174,076	$447,145	$307,702

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)
REVENUES:
Business, Technology and Management	$301,597	$357,787	(15.7%)	$1,303,556	$1,460,146	(10.7%)
Medical and Healthcare	150,497	136,988	9.9%	611,953	558,335	9.6%
International, K-12 and Professional Education	53,793	51,975	3.5%	174,272	163,890	6.3%
Total Consolidated Revenues	505,887	546,750	(7.5%)	2,089,781	2,182,371	(4.2%)

OPERATING INCOME (LOSS):
Business, Technology and Management	17,272	76,061	(77.3%)	201,122	359,403	(44.0%)
Medical and Healthcare	12,283	18,550	(33.8%)	9,602	106,965	(91.0%)
International, K-12 and Professional Education	(10,868)	16,826	NM	3,510	32,684	(89.3%)
Reconciling Items:
Amortization Expense	(3,041)	(1,654)	83.9%	(10,885)	(6,103)	78.4%
Depreciation and Other	(484)	(203)	138.4%	888	1,226	(27.6%)

Total Consolidated Operating Income	15,162	109,580	(86.2%)	204,237	494,175	(58.7%)

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	298	300	(0.7%)	818	1,539	(46.8%)
Interest Expense	(959)	(441)	117.5%	(2,612)	(1,282)	103.7%
Net Gain on Sale of Assets	-	-	NA	3,695	-	NM

Net Interest and Other (Expense) Income	(661)	(141)	368.8%	1,901	257	639.7%

Total Consolidated Income before Minority Interest
and Income Taxes	$14,501	$109,439	(86.7%)	$206,138	$494,432	(58.3%)

Intangible asset and goodwill impairment charges were recorded for the three and twelve month periods ended June 30, 2012. These charges are related to DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment and Advanced Academics, Inc. which is part of the International, K-12 and Professional Education segment. Also, restructuring charges were recorded for the three and twelve month periods ended June 30, 2012. These charges were made to reporting units in all three segments. The following table illustrates the effects of these impairment and restructuring charges on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)

Business, Technology and Management Operating Income	$17,272	$76,061	(77.3%)	$201,122	$359,403	(44.0%)
Restructuring Charge	4,962	-	NM	4,962	-	NM
Business, Technology and Management Operating Income
Excluding Discrete Charges	$22,234	$76,061	(70.8%)	$206,084	$359,403	(42.7%)

Medical and Healthcare Operating Income	$12,283	$18,550	(33.8%)	$9,602	$106,965	(91.0%)
Asset Impairment Charge	-	-	NM	75,039	-	NM
Restructuring Charge	1,997	-	NM	1,997	-	NM
Medical and Healthcare Operating Income
Excluding Discrete Charges	$14,280	$18,550	(23.0%)	$86,638	$106,965	(19.0%)

International, K-12 and Professional Education Operating Income	$(10,868)	$16,826	(164.6%)	$3,510	$32,684	(89.3%)
Asset Impairment Charge	19,361	-	NM	19,361	-	NM
Restructuring Charge	143	-	NM	143	-	NM
International, K-12 and Professional Education Operating
Excluding Discrete Charges	$8,636	$16,826	(48.7%)	$23,014	$32,684	(29.6%)

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com